EXHIBIT 3(ii)

AMENDED AND RESTATED BYLAWS OF

CARDIUM THERAPEUTICS, INC.

A Delaware Corporation

ARTICLE I. STOCKHOLDERS

Section 1.1. Annual Meetings.

An annual meeting of stockholders shall be held for the election of directors and the transaction of such other proper business as may come before such meeting at such time, date and place, either within or without the State of Delaware, as may be designated by resolution by the Board of Directors from time to time. The Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211 of the General Corporation Law of the State of Delaware.

Section 1.2. Special Meetings.

Special meetings of stockholders for any purpose or purposes may be called at any time in accordance with the provisions of these Bylaws by a majority of the Board of Directors or by stockholders holding 60% or more of the outstanding voting shares of the Corporation.

Section 1.3. Notice of Meetings.

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise required by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given, any notice to stockholders may be given (i) by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with the provisions of Section 232 of the General Corporation Law of the State of Delaware, or (ii) by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given in accordance with the provisions of Section 233 of the General Corporation Law of the State of Delaware. An affidavit of the mailing or other means of giving notice of any stockholders’ meeting, executed by an authorized officer of the Corporation or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

Section 1.4. Adjournments.

Any meeting of stockholders, annual or special, may adjourn from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum; Required Vote.

Except as otherwise provided by law or these Bylaws, at each meeting of stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in these Bylaws until a quorum shall attend. If no stockholders are present, any officer entitled to preside at, or to act as secretary of, the meeting may adjourn the meeting.

Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.

Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, where a separate vote by one or more classes or series is required, a majority of the outstanding shares of such class(es) or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class(es) or series present in person or represented by proxy at the meeting at which a quorum is present shall be the act of such class(es) or series.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Chairman and Secretary of Meetings.

Meeting of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The

Secretary shall act as the secretary of the meeting and record the proceedings of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies.

Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by the stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such authorization shall be in writing, which may include an electronic transmission, provided that any such transmission sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder, and a copy of such authorization shall be provided to the Secretary of the Corporation or other person appointed to act as secretary of a meeting of stockholders. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Corporation or other person appointed to act as secretary of a meeting of stockholders.

Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election. In the event the Board of Directors or the chairman of the meeting directs that a vote be by written ballot, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Any stockholder entitled to vote on any matter may vote part of such stockholder’s shares in favor of a proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but, if the stockholder fails to specify the number of shares that the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder’s approving vote is with respect to all shares that the stockholder is entitled to vote.

Section 1.8. Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9. List of Stockholders Entitled to Vote.

The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing herein shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.10. No Action by Written Consent.

No action may be taken by written consent of the stockholders.

Section 1.11. Conduct of Meeting.

The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.12. Advance Notice of Stockholder Business.

At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal place of business of the Corporation, not later than (a) the close of business on the fifteenth (15th) day following the date on which notice of such meeting or the record date thereof is first publicly announced with respect to special meetings; or (b) one hundred twenty (120) days prior to the date that is one year from the date of the immediately preceding annual meeting of stockholders with respect to proposals to be considered at an annual meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the proposal; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposals specified in the notice; (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder; (d) a copy of the proposal, including a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (e) any material interest of the stockholder in such business; and (f) such other information regarding the proposal as is necessary to inform the stockholders with reasonable particularity of the nature, purpose, intent and consequences of the proposal to the Corporation if adopted. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 1.13. Notice of Stockholder Nominees.

Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the

Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by a stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal place of business of the Corporation not later than the close of business on the fifteenth (15th) day following the date on which notice of such meeting or the record date thereof is first publicly announced with respect to special meetings, or, with respect to an election of directors to be held at the annual meeting of stockholders, one hundred twenty (120) days prior to the date that is one year from the date of the immediately preceding annual meeting of stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended had the nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE II. BOARD OF DIRECTORS

Section 2.1. General Powers.

Subject to any limitations set forth in the Certificate of Incorporation, these Bylaws, or the laws of the State of Delaware, as to actions that shall be authorized or approved by the stockholders, the property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.2. Number; Qualifications.

The Board of Directors shall consist of three or more members, the number thereof to be determined from time to time by resolution of the Board of Directors, except that no decrease in the number of such directors shall prevent any incumbent director from serving the balance of the term for which he was duly elected or appointed unless he is removed from office in accordance with this Certificate of Incorporation, the Bylaws of the Corporation or applicable law. Directors need not be stockholders.

Section 2.3. Election; Staggered Terms of Office.

The directors of the Corporation shall be elected at each annual meeting of stockholders as provided for herein, but if any such meeting is not held, the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until his or her successor is elected and qualified or until he or she resigns or is removed in the manner provided below.

(1) The Board of Directors shall be classified in three (3) classes and the directors in each class shall serve staggered terms, as described herein. Each class of directors shall be distinguished by the duration of the term for that class of directors, and upon any change in the size of the Board of Directors, each class shall be as nearly equal in number as possible. The term of office of the directors in the first class (Class 1) shall initially expire at the annual meeting of the stockholders of the Corporation held during the year 2007 (or, if no annual meeting is held during the year 2007, then at the next annual meeting of stockholders held thereafter); the term of office of the directors in the second class (Class 2) shall expire at the annual meeting of the stockholders of the Corporation held during the year 2008 (or, if no annual meeting is held during the year 2008, then at the next annual meeting of stockholders held thereafter); and the term of office of the directors in the third class (Class 3) shall expire at the annual meeting of the stockholders of the Corporation held during the year 2009 (or, if no annual meeting is held during the year 2009, then at the next annual meeting of stockholders held thereafter).

(2) At each annual meeting of the stockholders of the Corporation occurring after the adoption of these Bylaws by the corporation, the number of Directors equal to the number of directors in the class, the term of which expires at the time of such meeting, shall be elected to hold office for a term expiring on the third (3rd) annual meeting of stockholders of the Corporation after their election.

(3) Notwithstanding any other provisions hereof, if required by applicable law, at least one-fourth ( 1/4) of the Directors of the Corporation must be elected annually.

Section 2.4. Resignations.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or to any Chief Executive Officer, President or Secretary of the Corporation. Any notice given by electronic transmission must set forth or be submitted with information from which it can be determined that the transmission was authorized by the director. Any resignation by a director shall take effect at the time specified in the notice of resignation, or, if no time is specified therein, immediately upon receipt of such notice. Acceptance of a resignation shall not be necessary to make it effective.

Section 2.5. Removals.

Directors may only be removed in accordance with the provisions of the Certificate of Incorporation.

Section 2.6. Vacancies.

Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by the affirmative vote of a majority of the remaining directors, although such majority is less than a quorum. Each director so elected shall hold office until the term of the respective class expires and his or her successor is elected and qualified or until he or she resigns or is removed in the manner provided herein. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 2.7. Regular Meetings.

Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given. The Board of Directors shall hold a regular meeting as promptly as practicable after each annual meeting of stockholders for the purpose of electing officers and transacting any other business.

Section 2.8. Special Meetings.

Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, the Chief Executive Officer, if any, or a majority of the Board of Directors. Notice of the time and place of any special meeting shall be given in person or by telephone, telegraph, facsimile or other means of electronic transmission by the person or persons calling the meeting to each director at least 48 hours before the time of the special meeting, or by mail, addressed to the director at his or her principal residence or place of business, at least five days before the day on which the special meeting is to be held. The notice of special meeting need not set forth the purpose of such meeting.

Section 2.9. Telephonic Meetings Permitted.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.10. Quorum; Vote Required.

At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of any business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.11. Adjournment.

A majority of the directors present at any meeting, whether or not a quorum, may adjourn any meeting to another time and place. Notice of any adjournment need not be given.

Section 2.12. Chairman and Secretary of Meetings.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as the secretary of the meeting and record the proceedings of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.13. Action by Written Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any consent given by electronic transmission must set forth or be submitted with information from which it can be determined that the transmission was authorized by the director.

Section 2.14. Compensation.

The Board of Directors shall have the authority to fix the compensation of the directors, which may include reimbursement of expenses incurred by directors to attend any meeting of the Board of Directors or any committee thereof. Nothing herein shall preclude any director from serving the Corporation or any subsidiary of the Corporation in any other capacity and receiving compensation therefore.

Section 2.15. Committees.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article II. Each committee designated by the Board of Directors shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

Section 2.16. Interested Directors; Quorum.

Unless otherwise provided by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, limited liability company, association or other entity in which one or more of its directors or officers are directors, officers, partners, members or managers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee that authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE III. OFFICERS

Section 3.1. Number.

The Board of Directors shall elect a President, a Secretary and a Chief Financial Officer, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Any number of offices may be held by the same person.

Section 3.2. Election; Term of Office.

Each officer elected by the Board of Directors pursuant to Section 3.1 of these Bylaws shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election or until his or her successor is elected and qualified or until he or she resigns or is removed in the manner provided below.

Section 3.3. Resignations.

Any officer may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. Any notice given by electronic transmission must set forth or be submitted with information from which it can be determined that the transmission was authorized by the officer. Any resignation by an officer shall take effect at the time specified in the notice of resignation, or, if no time is specified therein, immediately upon receipt of such notice. Acceptance of a resignation shall not be necessary to make it effective.

Section 3.4. Removal.

Any officer may be removed, with or without cause, at any time by the Board of Directors, but such removal shall be without prejudice to any contractual rights of such officer with the Corporation.

Section 3.5. Vacancies.

Any vacancy occurring in any office of the Corporation for any cause may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 3.6. Powers and Duties.

The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 3.7. Compensation.

The Board of Directors shall have the authority to fix the compensation of the officers from time to time. Nothing herein shall preclude any officer from serving the Corporation or any subsidiary of the Corporation in any other capacity, including as a director, and receiving compensation therefore.

ARTICLE IV. INSURANCE

The Board of Directors may, but is not required to, buy and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Section 145 of the General Corporation Law of the State of Delaware.

ARTICLE V. STOCK

Section 5.1. Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, if any, or the President or any Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form. If the Corporation is authorized to issue more than one class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth on the back of any certificate issued by the Corporation representing such class or series of stock. Within a reasonable time after the issuance or transfer of un-certificated stock, the Corporation shall send to the registered owner thereof a written notice containing such information or statement.

Section 5.2. Registered Holders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares for all purposes as regards the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.3. Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI. AMENDMENTS

Section 6.1. Power of Stockholders. In addition to the right of the directors as provided below in Section 6.2 and subject to the immediately following sentence in this Section 6.1, new Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of holders of not less than sixty percent (60%) of the voting power of all issued and outstanding shares of stock entitled to vote on the matter. Unless otherwise required by law, all such shares shall vote as a single class.

Section 6.2. Power of Directors. In addition to the right of stockholders as provided above in Section 6.1, new Bylaws may be adopted or these Bylaws may be amended or repealed, by a majority of the Board of Directors, other than any amendment to Section 1.2 or Section 6.1 which would increase the voting percentages set forth therein or otherwise diminish, limit or eliminate any rights or powers of the stockholders pursuant to such sections (all of which changes or amendments in clauses must be approved by the stockholders of the corporation pursuant to Section 6.1).

ARTICLE VII. MISCELLANEOUS

Section 7.1. Fiscal Year.

The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

Section 7.2. Seal.

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.3. Form of Records.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees.

Whenever notice is required to be given, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 7.5. General Corporation Law.

All references herein to a specific section of the General Corporation Law of the State of Delaware shall also include any successor provision. In the event of any conflict between the provisions of these Bylaws and the provisions of the General Corporation Law of the State of Delaware, such provisions of the General Corporation Law of the State of Delaware shall control.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify that:

1. I am the duly elected and acting Secretary of Cardium Therapeutics, Inc., a Delaware corporation; and

2. The foregoing Bylaws, consisting of 13 pages, are a true and correct copy of the Bylaws of said Corporation as of the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation as of this 12th day of January, 2006.

/s/ Tyler Dylan
Tyler Dylan, Secretary

Certificate of Secretary